Exhibit 10.2

                     Mount Vintage Plantation Golf Club, LLC
                               Post Office Box 706
                         Edgefield, South Carolina 29824
                              803-637-5304 (tele.)
                               803-637-6066 (fax)

                                  July 2, 1998



Mr. Donald P. Howard
Highview Grainge
575 Vann Road
Trenton, South Carolina  29847

Dear Don:

         This letter confirms our agreement with you with respect to your role with Mount Vintage Plantation Golf Club, LLC in the development of a golf course and related facilities within Mount Vintage Plantation.

         We understand that your role will include the following duties:

         1.       to lead and oversee the conceptual development of the project;

         2. to manage the architects, engineers, surveyors, and wetlands experts;

         3. to interface with all governmental authorities and procure all necessary permits and approvals;

         4. to oversee and secure the necessary financing for the project, including raising a minimum of $2 million in equity from investors;

         5. to oversee and manage the construction of the golf course and all associated improvements;

         6. to oversee and manage the marketing of the golf course project.

         In connection therewith, we agree to pay you a fee of One Hundred Thousand Dollars ($100,000.00), which fee shall be contingent upon the closing of the financing on the golf course and shall be payable out of the proceeds thereof.

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

         If this meets with your understanding, please sign on the line at the foot of this letter and return it to me at your earliest opportunity.

         Thanking you and with best wishes, I remain

                                              Very truly yours,

                                              /s/ Bettis C. Rainsford

                                              Bettis C. Rainsford

Approved:


 /s/ Donald P. Howard
---------------------------
Donald P. Howard
Date: July 2, 1998
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